Exhibit 10.2

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY, dated as of May 4, 2007 (this “Guaranty”), by J. CREW GROUP, INC., a Delaware corporation (“Holdings”), J. CREW OPERATING CORP., a Delaware corporation (“Operating”), J. CREW INC., a New Jersey corporation (“J. Crew”), GRACE HOLMES, INC., a Delaware corporation doing business as J. CREW RETAIL (“Retail”), H.F.D. NO. 55, INC., a Delaware corporation doing business as J. Crew Factory (“Factory”), MADEWELL INC., a Delaware corporation (“Madewell”), J. CREW INTERNATIONAL, INC. (“JCI”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 24 (Additional Guarantors) hereof (collectively, the “Guarantors” and each individually a “Guarantor”), in favor of the Administrative Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”), amends and restates that certain Guaranty, dated as of December 23, 2002 (the “Existing Guaranty”), by the Guarantors in favor of Congress Financial Corporation (predecessor in interest to Wachovia Bank, National Association) (“Existing Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement dated as of May 4, 2007 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among Operating, J. Crew, Retail, Factory and Madewell, as Borrowers, Holdings and JCI as Guarantors, the Lenders, the Issuers and CITICORP USA, INC. (“Citicorp”), as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), Citicorp, as collateral agent for the Lenders and the Issuers (in such capacity, the “Collateral Agent”) and BANK OF AMERICA, N.A, and WACHOVIA BANK, NATIONAL ASSOCIATION as syndication agents for the Lenders and Issuers (in such capacity, the “Syndication Agents”), the Lenders and Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, Holdings owns 100% of the equity interests of Operating and each Borrower (other than Operating) is a direct Subsidiary of Operating;

WHEREAS, each Guarantor desire to guaranty the Obligations (in the case of each Borrower, other than its own Obligations) under the Credit Agreement;

WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement;

WHEREAS, the Guarantors hereby reaffirm the guaranties offered pursuant to the Existing Guaranty to the Existing Agent for the benefit of the Secured Parties (as defined in the Existing Credit Agreement), which guaranties shall continue in full force and effect during the term of this Agreement and any renewals thereof and shall continue to guaranty the Obligations; and

WHEREAS, a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement is that each Guarantor shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties; and

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Guaranty

(a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Financing Agreement, of all the Obligations (other than, in the case of each Borrower, with respect to its own Obligations under the Financing Agreements), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrowers, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

(b) Each Guarantor further agrees that, if (i) any payment made by any Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to any Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

Section 2 Limitation of Guaranty

Any term or provision of this Guaranty or any other Financing Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Financing Agreement, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to any Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the any Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.

Section 3 Contribution

To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and the other financial accommodations provided to the Borrowers under the Financing Agreements and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrowers and Holdings) in the same proportion as such Subsidiary Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought.

Section 4 [Intentionally Deleted]

Section 5 Guaranty Absolute and Unconditional

Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following (even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor) and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a) the invalidity or unenforceability of any of the Borrowers’ obligations under the Credit Agreement or any other Financing Agreement or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

(b) the absence of any attempt to collect the Obligations or any part of them from the Borrowers or any Borrower or other action to enforce the same;

(c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

(d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;

(e) any borrowing or grant of a Lien by the Borrowers or any Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;

(f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations ;

(g) any use of cash collateral under Section 363 of the Bankruptcy Code;

(h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

(j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower, any Guarantor or any of the Borrowers’ other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

(k) failure by any Guarantied Party to file or enforce a claim against the Borrowers or any Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(l) any action taken by any Guarantied Party if such action is authorized hereby;

(m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property;

(n) any change in the corporate existence or structure of any Borrower or any other Loan Party;

(o) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;

(p) any Requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty;

(q) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

(r) if any Guarantied Party should supplement, renew, extend, accelerate, or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Financing Agreements) now or hereafter executed by any Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

(s) if any Guarantied Party should waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Financing Agreements) now or hereafter executed by any Borrower and delivered to the Guarantied Parties or any of them;

(t) if any Guarantied Party should accept partial payments on the Obligations;

(u) if any Guarantied Party should receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(v) if any Guarantied Party should settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

(w) if any Guarantied Party should add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with any Borrower or any other guarantor, maker or endorser;

(x) if any Guarantied Party should apply to the Obligations any payment or recovery (x) from any Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(y) if any Guarantied Party should apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; or

(z) if any Guarantied Party should refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations).

Section 6 Waivers

Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of any Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Revolving Credit Commitments have been terminated, assert any claim or counterclaim it may have against any Borrower or set off any of its obligations to any Borrower against any obligations of any Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 7 Reliance

Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

Section 8 Waiver of Subrogation and Contribution Rights

Until the Obligations have been irrevocably paid in full and the Revolving Credit Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against any Borrower or any right of reimbursement or contribution or similar right against any Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Obligations.

Section 9 Subordination

Each Guarantor hereby agrees that any Indebtedness of any Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations and that, except as permitted under Section 8.5 (Restricted Payments) of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, the Guarantors shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.13(f) (Payments and Computations) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof. Each Guarantor agrees to file all claims against any Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of any Borrower.

Section 10 Default; Remedies

The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by any Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrowers or any Borrower or any other guarantor of the Obligations, or against any Collateral under the Financing Agreements or joining the Borrowers or any Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

Section 11 Irrevocability

This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 12 Setoff

Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party is hereby authorized at any time and from time to time, to the fullest extent permitted by Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of the Guarantied Parties against any and all of the Obligations now or hereafter existing whether or not such Guarantied Party shall have made any demand under this Guaranty and even though such Obligations may be unmatured. Each Guarantied Party agrees promptly to notify the Borrower Agent after any such set-off and application made by such Guarantied Party or its Affiliates: provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Each Guarantied Party agrees that it shall not, without the express consent of the Requisite Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Requisite Lenders) exercise its set-off rights under this Section 12 against any deposit accounts of the Guarantors maintained with such Guarantied Party or any Affiliate thereof. The rights of each Guarantied Party under this Section 12 are in addition to the other rights and remedies (including other rights of set-off) that such Guarantied Party may have.

Section 13 No Marshalling

Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

Section 14 Enforcement; Waivers; Amendments

(a) No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Financing Agreement or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrowers or any Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Financing Agreement now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14(b) or knowledge of any Guarantied Party, or its respective agents, officers or employees. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrowers or any Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

(b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except in accordance with Section11.1 (Amendments, Waivers, Etc.) of the Credit Agreement.

Section 15 Successors and Assigns

This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrowers, to any Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

Section 16 Representations and Warranties; Covenants

JCI hereby (a) represents and warrants that the representations and warranties as to it made by the Borrowers and Holdings in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by JCI.

Section 17 Governing Law

This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 18 Submission to Jurisdiction; Service of Process

(a) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each of the Guarantors hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Each Guarantor hereby irrevocably designates, appoints and empowers the Borrower Agent to act as its process agent, in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be serviced in any action or proceeding arising out of, or in connection with, this Guaranty. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 19 Waiver of Judicial Bond

To the fullest extent permitted by applicable law, the Guarantor waives the requirement to post any bond that otherwise may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party’s rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Financing Agreements to which it is a party.

Section 20 Certain Terms

The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

Section 21 Waiver of Jury Trial

EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND EACH GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER FINANCING AGREEMENT.

Section 22 Notices

Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrowers.

Section 23 Severability

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 24 Additional Guarantors

Each of the Guarantors agrees that, if, pursuant to Section 7.11(b) (Additional Collateral and Guaranties) of the Credit Agreement, Holdings or any Borrower shall be required to cause any Subsidiary thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason Holdings or any Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

Section 25 Collateral

Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties.

Section 26 Costs and Expenses

In accordance with the provisions of Section 11.3 (Costs and Expenses) of the Credit Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

Section 27 Waiver of Consequential Damages

EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER FINANCING AGREEMENT.

Section 28 Entire Agreement

This Guaranty, taken together with all of the other Financing Agreements executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

Section 29 Counterparts

This Guaranty may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amended and Restated Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

J. CREW OPERATING CORP. J. CREW INC. GRACE HOLMES, INC. H.F.D. NO. 55, INC. MADEWELL INC. J. CREW GROUP, INC.

By:	\s\ James S. Scully
Name: James S. Scully
Title: Chief Executive Officer

J. CREW INTERNATIONAL, INC.

By:	\s\ Nicholas P. Lamberti
Name: Nicholas P. Lamberti
Title: Vice President and Controller

ACKNOWLEDGED AND AGREED as of the date first above written:

CITICORP USA, INC. as Administrative Agent

By:	\s\ Thomas M. Halsch
Name: Thomas M. Halsch
Title: Director

EXHIBIT A

TO

GUARANTY

FORM OF GUARANTY SUPPLEMENT

The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of May 4, (the “Guaranty”), among J. CREW GROUP, INC., a Delaware corporation, J. CREW OPERATING CORP., a Delaware corporation, J. CREW INC., a New Jersey corporation, GRACE HOLMES, INC., a Delaware corporation doing business as J. CREW RETAIL, H.F.D. NO. 55, INC., a Delaware corporation doing business as J. Crew Factory (“Factory”), MADEWELL INC., a Delaware corporation (“Madewell”), J. CREW INTERNATIONAL, INC., and acknowledged by CITICORP USA, INC., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of                     ,             .

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

CITICORP USA, INC. as Administrative Agent

By:
Name:
Title: